                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

     Filed by the Registrant /x/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /x/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12


                           PARKER DRILLING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                            Leslie D. Rosencutter
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     / / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     /x/ Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

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

                        [PARKER DRILLING COMPANY LOGO]

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                      AND
                                PROXY STATEMENT



                               DECEMBER 18, 1996
                       10:00 A.M., CENTRAL STANDARD TIME



                                PARKER BUILDING
                            EIGHT EAST THIRD STREET
                             TULSA, OKLAHOMA 74103

                     [PARKER DRILLING COMPANY LETTERHEAD]


Dear Stockholders:

     On behalf of your board of directors and management, I cordially invite you to attend the Annual Meeting of Stockholders of Parker Drilling Company to be held on Wednesday, December 18, 1996, at 10:00 a.m., in the Parker Building, Eight East Third Street, Tulsa, Oklahoma.

     In the accompanying Notice of Annual Meeting and Proxy Statement you will find detailed information about the annual meeting, including matters upon which the shareholders will be asked to act. These items include the election of three directors, the ratification of Coopers & Lybrand L.L.P. as independent accountants and an amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of authorized common stock. You are urged to read all of this information being provided. The board of directors believes that the approval of each of these proposals is in the best interest of the stockholders and the Company and unanimously recommends a vote for the adoption of these proposals.

     It is important that your shares be represented at the meeting whether or not you plan to attend and regardless of the number of shares you own. Therefore, please sign, date and mail promptly the enclosed proxy in the return envelope.

     Thank you for your continued support of Parker Drilling Company.

                                   Sincerely,

                                   /s/ ROBERT L. PARKER

                                   ROBERT L. PARKER
                                   Chairman

                            PARKER DRILLING COMPANY
                                PARKER BUILDING
                            EIGHT EAST THIRD STREET
                             TULSA, OKLAHOMA 74103

                            NOTICE OF ANNUAL MEETING

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Parker Drilling Company, a Delaware corporation (the "Company"), will be held in the Parker Building, Eight East Third Street, Tulsa, Oklahoma 74103, on Wednesday, December 18, 1996, at 10:00 a.m. (CST) for the following purposes:

     (1) To elect three directors (Class I) to serve a term of three years and until their successors have been duly elected and qualified.

     (2) To consider and vote upon a proposed amendment to the Company's Restated Certificate of Incorporation for the purpose of increasing the authorized number of shares of common stock from 70,000,000 to 120,000,000.

     (3) To ratify the selection of Coopers & Lybrand L.L.P., 1400 Mid-Continent Tower, Tulsa, Oklahoma, as independent accountants for the Company for its fiscal year 1997.

     (4) To transact such other business as may properly come before the meeting or at any adjournment(s) thereof.

     Please consult the accompanying proxy statement for further information concerning the meeting, election of directors and other matters.

     Only stockholders of record at the close of business on November 5, 1996, are entitled to notice of and to vote at the meeting or at any adjournment(s) thereof.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY.

                                            By Order of the Board of Directors,

                                            /s/ LESLIE D. ROSENCUTTER

                                            LESLIE D. ROSENCUTTER
                                            Corporate Secretary

Tulsa, Oklahoma
November 8, 1996

                            PARKER DRILLING COMPANY
                                PARKER BUILDING
                            EIGHT EAST THIRD STREET
                             TULSA, OKLAHOMA 74103
                         (PRINCIPAL EXECUTIVE OFFICES)

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               DECEMBER 18, 1996

                                PROXY STATEMENT

GENERAL INFORMATION

     Your proxy is solicited by the board of directors of Parker Drilling Company (the "Company"), Parker Building, Eight East Third Street, Tulsa, Oklahoma 74103, for use at the Annual Meeting of Stockholders to be held on Wednesday, December 18, 1996 at 10:00 a.m. (CST) in the Parker Building, Eight East Third Street, Tulsa, Oklahoma. The proxy statement and accompanying proxy card are being mailed to stockholders on or about November 8, 1996, in order to give all stockholders the opportunity to be present or represented at the meeting. Only if a stockholder is represented by a proxy, or is present, can his or her shares be voted.

VOTING

     In order to conduct business at the annual meeting, a quorum consisting of at least 32,669,488 shares of common stock represented either in person or by proxy will be necessary.

     Shares represented by proxies received by the board of directors will be voted at the annual meeting as directed therein by the stockholders. If the proxy card is signed and returned to the board of directors without direction, the proxy will be voted for the election of the nominees named thereon as directors, for the approval of the proposal to increase the number of shares of authorized common stock and for the ratification of Coopers & Lybrand L.L.P. as independent accountants for the Company. A proxy executed in the form enclosed may be revoked by the person signing the same at any time before the authority thereby granted is exercised by giving written notice to the Secretary of the Company at Eight East Third Street, Tulsa, Oklahoma 74103, or by casting a vote at the meeting.

     A plurality of the votes cast is required for the election of the directors and a majority of the votes cast is required for the ratification of the selection of Coopers & Lybrand L.L.P. as independent accountants for the Company. A majority of the outstanding stock entitled to vote thereon is required for the approval of the proposal to amend the Restated Certificate of Incorporation to increase the number of shares of authorized common stock.

     Abstentions and broker non-votes will be considered to be represented at the meeting but will not be deemed to be votes duly cast. As a result, abstentions and broker non-votes will be included for the purpose of determining whether a quorum is present but will not be included in the tabulation of the voting results on either of the proposals being presented at this meeting.

     The Company will pay the cost of soliciting proxies for the meeting. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in their names. Proxies may be solicited by directors, officers or regular employees of the Company in person or by mail, courier, telephone or facsimile. The Company has retained Kissell-Blake Inc., 110 Wall Street, New York, New York 10005, to assist in the solicitation of proxies from brokers and nominees for a fee of approximately $6,000 plus expenses.

     Only holders of the outstanding 65,338,975 shares of common stock, par value $.16 2/3 per share, as of the record date, the close of business on November 5, 1996, will be entitled to vote at the meeting. Each share of common stock is entitled to one vote. The Company has no other voting securities outstanding. The following table sets forth certain information with respect to all persons known by the Company to be the beneficial owners of five percent or more of any class of the Company's voting securities:

  TITLE OF              NAME AND ADDRESS OF            AMOUNT AND NATURE OF    PERCENT
    CLASS                 BENEFICIAL OWNER             BENEFICIAL OWNERSHIP    OF CLASS
-------------    ----------------------------------    --------------------    --------
Common           The Equitable Companies                7,228,800 shares(1)      11.00%
  stock......    Incorporated
                 787 Seventh Avenue
                 New York, NY 10019

Common           John Hancock Mutual                    4,109,392 shares(2)        6.3%
  stock......    Life Insurance Company
                 and its indirect wholly
                 owned subsidiaries
                 John Hancock Place
                 P.O. Box 111
                 Boston, MA 02117

Common           Robert L. Parker                       3,896,666 shares(3)       5.96%
  stock......    Eight East Third Street
                 Tulsa, OK 74103

---------------

(1) Based on information obtained from The Equitable Companies Incorporated as of September 30, 1996, 7,228,800 shares were beneficially owned by subsidiaries of The Equitable Companies Incorporated. The Equitable Life Assurance Society of the United States and Alliance Capital Management L.P. beneficially owned 6,810,500 shares and 418,300 shares respectively, each having sole voting and dispositive power.

(2) Based on information reported to the Company as of September 30, 1996, 4,109,392 shares were beneficially owned by John Hancock Mutual Life Insurance Company's indirect, wholly owned subsidiaries, NM Capital Management, Inc. ("NM") and John Hancock Advisers, Inc. ("Advisers"). NM has sole power to vote 1,698,982 shares and sole dispositive power with respect to 4,109,392 shares. Advisers has sole voting and dispositive power over 87,800 shares.

(3) This number of shares includes 3,796,045 shares held by the Robert L. Parker Trust over which Mr. Parker has sole voting control and shared dispositive power; 67,200 shares held by Mr. Parker's spouse as to which shares Mr. Parker disclaims any beneficial ownership; and 33,421 shares over which Mr. Parker has sole voting and dispositive power.

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

     The board is divided into three classes of directors. At each Annual Meeting of Stockholders, members of one of the classes, on a rotating basis, are elected for a term expiring at the third succeeding Annual Meeting of Stockholders and the due election and qualification of their successors. The Class II and Class III Directors will serve until the Annual Meeting of Stockholders of 1997 and 1998, respectively, or until their successors are elected.

     The three directors comprising Class I have been nominated for election at the meeting for the term expiring at the 1999 Annual Meeting of Stockholders and the due election and qualification of their successors. The persons designated by the board as nominees for election are David L. Fist, James W. Linn and R. Rudolph Reinfrank. All three persons are currently directors and were previously elected by the stockholders. All three nominees have advised the Company of their willingness to serve if elected.

     In the event that any vacancy shall occur by reason of the death or other unanticipated occurrence of the nominees for election as directors by the stockholders, the persons named as proxies on the enclosed proxy card have advised the board of directors that it is their intention to vote such proxy for such substitute nominee as may be proposed by the board of directors or vote to allow the vacancy created thereby to remain open until filled by the board. The enclosed proxy card can be voted only for the persons who are nominees for director, or for any substituted nominee that may be proposed by the board of directors, and cannot be voted for any additional nominees who may be proposed by a stockholder at the meeting.

     The name, age and principal occupation of the nominees for election as directors and each of the other directors whose term of office will continue after the meeting are set forth below. Unless otherwise indicated, such persons have held their respective principal occupations stated therein for more than five years. Also included for each director is the year in which he first became a director of the Company, his positions and offices with the Company, other directorships and certain other biographical information.

                  NOMINEES FOR DIRECTOR -- FOR TERM OF OFFICE
              EXPIRING AT THE 1999 ANNUAL MEETING OF STOCKHOLDERS

David L. Fist                Mr. Fist is a member of the law firm of Rosenstein, Fist &
Age 65                       Ringold, Tulsa, Oklahoma, having been associated with the firm since 1955. He serves as a director of Peoples State Bank and
                             Alliance Business Investment Company, a federally licensed small business investment company.

                             Director since 1986 -- Class I

James W. Linn                Mr. Linn is executive vice president and chief operating officer
Age 50                       of the Company and has general charge of the Company's business affairs and its officers. He joined the Company in 1973 in the
                             Company's international department. He then served in the
                             Company's domestic operations, being named northern U.S.
                             district manager in 1976. He was elected vice president of U.S.
                             and Canada operations in 1979, was promoted to senior vice president in September 1981 and was elected to his present position in December 1991.

                             Director since 1986 -- Class I

R. Rudolph Reinfrank         Since May 1993, Mr. Reinfrank has been managing director of the
Age 41                       Davis Companies, the holding company for the Marvin Davis
                             family. Mr. Reinfrank also serves as a managing general partner of Davis Reinfrank Company. From January 1, 1988 through June
                             30, 1993, Mr. Reinfrank was executive vice president of Shamrock
                             Holdings, Inc. ("Shamrock"), the holding company for the Roy E.
                             Disney family. From January 1990 through December 1992, Mr.
                             Reinfrank also served as managing director of Trefoil Investors,
                             Inc. ("TII") and Shamrock Capital Advisors, Inc. ("SCA"), the
                             general partner and management services company respectively, for Trefoil Capital Investors, L.P. Mr. Reinfrank is a director of Weatherford Enterra, Inc., an international provider of services and specialized equipment to the oil and gas industry.

                             Director since 1993 -- Class I

                        CONTINUING DIRECTORS -- WITH TERMS OF OFFICE
                     EXPIRING AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS

Earnest F. Gloyna            Dr. Gloyna is presently a chaired professor in Environmental
Age 75                       Engineering at The University of Texas at Austin. He served as dean, College of Engineering, from April 1970 to August 1987. He is also a consultant in environmental engineering through
                             Earnest F. Gloyna Enterprises, and is president of Gloyna
                             Properties, Inc. Dr. Gloyna serves as a member of the board of trustees of Southwest Research Institute, a nonprofit research institute that does contract research work for government and industry.

                             Director since 1978 -- Class II

                        CONTINUING DIRECTORS -- WITH TERMS OF OFFICE
                     EXPIRING AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS

Robert L. Parker             Mr. Parker, chairman of the board, served as president of the
Age 73                       Company from 1954 until October 1977 when he was elected chief executive officer. Since December 1969 he has retained the position of chairman. He also serves on the board of directors of MAPCO, Inc., a diversified energy company; Clayton Williams
                             Energy, Inc., a company engaged in exploration and production of oil and natural gas; BOK Financial Corporation, a bank holding company organized under the laws of the State of Oklahoma; and
                             Norwest Bank Texas, Kerrville, N.A., a diversified financial services organization. He is the father of Robert L. Parker Jr.

                             Director since 1954 -- Class III

Robert L. Parker             Mr. Parker Jr., president and chief executive officer, joined
Age 47                       the Company in 1973 and was elected president and chief
                             operating officer in 1977 and chief executive officer in
                             December 1991. He previously was elected a vice president in
                             1973 and executive vice president in 1976. He currently serves on the board of directors of Alaska Air Group, Inc., the holding company for Alaska Airlines and Horizon Air Industries. He is
                             the son of Robert L. Parker.

                             Director since 1973 -- Class III

           COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information concerning beneficial ownership of the Company's common stock as of November 5, 1996, by each director of the Company, by each of the Company's Named Executive Officers (as defined under the caption "Executive Compensation" on page 9) and by all directors and executive officers as a group.

                                                                            COMMON STOCK
                                                                       BENEFICIALLY OWNED(1)
                                                                   ------------------------------
                             NAME OF                               NUMBER OF           PERCENT OF
                        BENEFICIAL OWNER                            SHARES               CLASS
-----------------------------------------------------------------  ---------           ----------
James J. Davis...................................................    168,345(2)               *
David L. Fist....................................................     10,600(3)               *
Earnest F. Gloyna................................................     19,800(4)               *
James W. Linn....................................................    383,486(5)               *
Thomas L.Wingerter...............................................    125,962(6)               *
Robert L. Parker.................................................  3,896,666(7)            5.96%
Robert L. Parker Jr..............................................    405,308(8)               *
R. Rudolph Reinfrank.............................................     14,000(9)               *
All directors and all executive officers as group (15 persons)...  5,521,877(10)           8.45%

---------------
   * Less than one percent

 (1) Unless otherwise indicated, all shares are directly held with sole voting and investment power. Additionally, there are no voting or investment powers over shares which are represented by presently exercisable stock options.

 (2) Includes 30,150 unvested shares granted pursuant to the Company's 1991 Stock Grant Plan for which Mr. Davis has voting control only, options to purchase 67,000 and 22,000 shares held by Mr. Davis' spouse in a trust over which she is trustee.

 (3) Includes options to purchase 10,000 shares.

 (4) Includes 2,000 shares held in trust by Dr. Gloyna's spouse, as to which Dr. Gloyna disclaims beneficial ownership and options to purchase 10,000 shares.

 (5) Includes 56,280 unvested shares granted pursuant to the Company's 1991 Stock Grant Plan over which Mr. Linn has voting control only, options to purchase 124,000 shares and 600 shares owned by Mr. Linn's son.

 (6) Includes 30,150 unvested shares granted pursuant to the Company's 1991 Stock Grant Plan over which Mr. Wingerter has voting control only and options to purchase 67,000 shares.

 (7) Includes 67,200 shares owned by Mr. Parker's spouse, as to which shares Mr. Parker disclaims any beneficial ownership and has no voting control. In addition, includes 3,796,045 shares held by the Robert L. Parker Trust, over which Mr. Parker has sole voting control and shared dispositive power.

 (8) Includes 5,760 shares held as trustee for Mr. Parker Jr.'s nieces, as to which he disclaims any beneficial ownership. Also includes 75,040 unvested shares granted pursuant to the Company's 1991 Stock Grant Plan over which Mr. Parker Jr. has voting control only and options to purchase 166,000 shares.

 (9) Includes options to purchase 10,000 shares.

(10) This number of shares includes the total number of shares which may be acquired pursuant to the exercise of options by the directors and executive officers.

               MEETINGS, COMMITTEES AND COMPENSATION OF THE BOARD

     The full board of directors met six times during fiscal year 1996. The committees of the board consist of an audit committee and a compensation committee. The board does not have a nominating committee. All directors attended each meeting of the board and committees on which they served.

     The audit committee was comprised of Messrs. Gloyna and Fist. In fiscal year 1996, the audit committee met once for the purpose of reviewing the internal and external audit policies and procedures; reviewing and discussing with the independent auditors the scope and results of their audit; reviewing and discussing with the internal auditors the results of their examinations and future plans and inquiring into financial, legal and other matters.

     The compensation committee was comprised of Messrs. Fist and Reinfrank. During fiscal year 1996, the compensation committee met two times for the purpose of reviewing executive and overall employee compensation and management recommendations for employee participation in the Company's equity compensation plans.

     The Company compensated all directors at a rate of $2,000 for board meetings attended during fiscal year 1996 and awarded each of the directors $500 as a holiday bonus. In addition, committee members received $1,000 for each meeting attended. Directors who are not full-time employees of the Company receive an annual retainer of $7,000 per year. Compensation for employed directors is included in the salary column of the Summary Compensation Table herein. On January 2, 1996, each non-employee director was issued an option to purchase 5,000 shares of common stock at a purchase price equal to the fair market value per share of the common stock on such date.

                               EXECUTIVE OFFICERS

     Officers are elected each year by the board of directors following the annual meeting for a term of one year and until the election and qualification of their successors. The current executive officers of the Company and their ages, positions with the Company and business experience are presented below:

     (1) Robert L. Parker, 73, chairman, joined Parker Drilling Company in 1944 and was elected a vice president of the Company in 1950. He was elected president in 1954 and chief executive officer in October 1977. Since December 1991, he has retained the position of chairman.

     (2) Robert L. Parker Jr., 47, president and chief executive officer, joined the Company in 1973 as a contract representative and was named manager of U.S. operations later in 1973. He was elected a vice president in 1973, executive vice president in 1976 and was named president and chief operating officer in October 1977. In December 1991, he was elected chief executive officer.

     (3) James W. Linn, 50, executive vice president and chief operating officer, joined Parker Drilling in 1973. He has general charge of the Company's business affairs and its officers. Mr. Linn first served in Parker Drilling's international division and in 1976 was named northern U.S. district manager prior to being elected vice president of U.S. and Canada operations in 1979. He was named a senior vice president in September 1981 and was elected to his current position in December 1991.

     (4) James J. Davis, 50, vice president of finance and chief financial officer, joined Parker in November 1991, in the stated positions. From 1986 through 1991, Mr. Davis was vice president and treasurer of MAPCO, Inc., a diversified energy company with interests in natural gas liquids, marketing and transportation, oil refining and retail motor fuel marketing. He serves as a member of the board of directors of Dollar Rent A Car Finance Company.

     (5) Randy L. Ellis, 44, was elected corporate controller in June 1991. He joined Parker in 1979 as general accounting supervisor and was named manager of general accounting in May 1983.

     (6) I. E. Hendrix Jr., 52, vice president and treasurer, joined Parker Drilling in 1976 as manager of the Company's treasury department and was elected treasurer in 1978. Mr. Hendrix was elected vice president of Parker Drilling Company in April 1983. He serves as a member of the board of directors of American Performance Mutual Fund.

     (7) Kenneth R. Hoit, 59, vice president, planning and accounting, joined Parker Drilling Company in 1973. He served as financial analyst and manager of budgets and analysis prior to being elected a vice president in April 1983. In June 1991, Mr. Hoit was given additional management responsibilities over corporate accounting and information systems departments.

     (8) Leslie D. Rosencutter, 41, was elected vice president, administration, in December 1989, and has responsibility for the public relations and human resources departments. In March 1996, she was elected Corporate Secretary. She previously had been named assistant vice president, administration in 1987. She joined Parker in 1974 as secretary to the controller and later was secretary to the Robert L. Parker Trust. She has served as executive secretary and administrative assistant to the chairman prior to being elected an officer.

     (9) T. Bruce Blackman, 45, was elected vice president, Asia Pacific region in January 1996, and has responsibility for the international operations of the Company in this area. He joined the Company in 1977 and has held management positions in Africa and Singapore and was international accounting manager in Tulsa. In 1983, he became division manager for the Indonesian operations. In 1989, he was promoted to contract manager, Asia Pacific region.

   (10) John R. Gass, 45, was elected vice president, frontier areas in January 1996, and has responsibility for the international operations of the Company in Russia, North Africa, China and other areas. He joined the Company in 1977 and has served in various management positions in the Company's international divisions. In 1985, he became the division manager of Africa and the Middle East. In

          1987, he directed the Company's mining operations in South Africa. In 1989, he was promoted to international contract manager.

     (11) Donald L. Goodson, 42, was elected vice president, Latin American region in January 1996, and has responsibility for international operations in this area. He joined the Company in 1976 and held various accounting and finance positions prior to being named contract manager for U.S. operations in 1981. In June 1989, Mr. Goodson was named Indonesian division manager. In July 1993, he served as contract manager for the Middle East, Africa and Colombia.

     (12) Thomas L. Wingerter, 43, vice president, North America region, joined Parker in 1979. In 1983 he was named contracts manager for the Rocky Mountain division. He was promoted to Rocky Mountain division manager in 1984, a position he held until September 1991 when he was elected a vice president.

                     OTHER PARKER DRILLING COMPANY OFFICERS

     (1) John R. Barrios, 57, vice president, Drilling Engineering Services, was elected an officer in September 1992, after serving as an outside consultant for the Company for three years. From 1970 through 1992, Mr. Barrios served as chairman, chief executive officer and an engineer for Falcon Engineering Company.

     (2) Phillip M. Burch, 45, was elected assistant treasurer in April 1983. He joined Parker in 1981 as a treasury analyst and currently is responsible for domestic and international cash management and corporate investments. In July 1992, he assumed additional responsibilities for risk management.

     (3) T. Shelby Frink, 59, serves as vice president, international business development, having joined the Company in 1956. He has served in various operating and management positions in the Company's international divisions. He became Western Hemisphere operations manager in 1975 and was named Eastern Hemisphere operations manager in 1978. In September 1981, he was elected vice president, drilling operations, and became vice president, Eastern Hemisphere operations in July 1986. He assumed his present position in February 1993.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation for services rendered in all capacities to the Company by the chief executive officer and the four next most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") for each of the three fiscal years ended August 31, 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                                        LONG TERM
                                                                                                   COMPENSATION AWARDS
                                                       ANNUAL COMPENSATION                    -----------------------------
                                         ------------------------------------------------                        SECURITIES
                                                                             OTHER              RESTRICTED       UNDERLYING
          NAME AND                                                           ANNUAL               STOCK           OPTIONS/
     PRINCIPAL POSITION         YEAR     SALARY($)(1)     BONUS($)     COMPENSATION($)(2)     AWARD(S)($)(3)      SARS(#)
----------------------------    ----     ------------     --------     ------------------     --------------     ----------
Robert L. Parker Jr.            1996       $476,583       $80,000                 --             $328,300          166,000
President and Chief             1995       $476,500       $80,000                 --             $490,000               --
  Executive Officer             1994       $474,500       $80,000                 --                   --               --

Robert L. Parker                1996       $447,417            --           $ 81,660                   --               --
Chairman                        1995       $476,500            --           $ 94,111                   --               --
                                1994       $474,500            --                 --                   --               --

James W. Linn                   1996       $269,417       $50,000                 --             $246,225          124,000
Executive Vice President        1995       $263,500       $45,000                 --             $367,500               --
  and Chief Operating           1994       $256,500       $45,000                 --                   --               --
  Officer

James J. Davis                  1996       $189,833       $40,000                 --             $131,906           67,000
Vice President-Finance          1995       $184,000       $40,000                 --             $196,875               --
  and Chief Financial           1994       $180,000       $40,000                 --                   --               --
  Officer

Thomas L. Wingerter             1996       $120,717       $25,000                 --             $131,906           67,000
Vice President-North            1995       $114,467       $25,000                 --             $196,875               --
  American Region               1994       $104,467       $25,000                 --                   --               --


          NAME AND               ALL OTHER
     PRINCIPAL POSITION       COMPENSATION($)
----------------------------  ---------------
Robert L. Parker Jr.             $  12,283(4)(9)
President and Chief              $   8,582
  Executive Officer              $  17,815

Robert L. Parker                 $ 382,249(5)(9)
Chairman                         $ 440,761
                                 $  26,417

James W. Linn                    $   9,974(6)(9)
Executive Vice President         $   8,845
  and Chief Operating            $  13,659
  Officer

James J. Davis                   $   9,544(7)(9)
Vice President-Finance           $   8,305
  and Chief Financial            $   6,639
  Officer

Thomas L. Wingerter              $   8,110(8)(9)
Vice President-North             $   5,361
  American Region                $   3,968

---------------

   (1) For each of the employed directors, includes director's fees of $12,500, $14,500 and $12,500 for fiscal years 1996, 1995 and 1994, respectively.

   (2) No compensation was received by the Named Executive Officers which requires disclosure in this column except for Mr. Parker whose Other Annual Compensation in 1996 includes $30,740 for tax preparation and $41,044 for salaries to employees who work jointly for the Company and the Robert L. Parker Trust.

   (3) These shares were granted January 11, 1995 under the Company's 1991 Stock Grant Plan with a vesting schedule of 33% on January 5, 1996; 33% on January 3, 1997; and 34% on January 5, 1998. The Company is required to use the closing price of its common stock on the date of grant (i.e. $4.375 on January 11, 1995) in calculating the value of the stock reported in this column. As of August 31, 1996, Messrs. Parker Jr., Linn, Davis and Wingerter held 75,040, 56,280, 30,150 and 30,150 unvested shares respectively, with the market value thereof on August 31, 1996, being $525,280, $393,960, $211,050 and $211,050, respectively. Dividends are paid on these shares if and to the extent dividends are paid on the Company's outstanding common stock.

(4)(9) Mr. Parker Jr.'s All Other Compensation for 1996 is comprised of Company matching contributions to its 401(k) plan of $4,500, $494 representing the full dollar value of the term portion of a Company paid premium for a split dollar life insurance policy and $7,289 representing the present value of the benefit of the non-term portion of that premium.

(5)(9) Mr. Parker's All Other Compensation for 1996 is comprised of Company matching contributions to its 401(k) plan of $4,500, $4,780 representing the full dollar value of the term portion of a Company paid premium for a split dollar life insurance policy. Also included in this column is $36,270 representing the full dollar value of the term portion of a Company-paid premium for an additional split dollar life insurance policy and $336,699 representing the present value of the non-term portion of that premium. See caption "Certain Relationships and Related Transactions" on page 14.

(6)(9) Mr. Linn's All Other Compensation for 1996 is comprised of Company matching contributions to its 401(k) plan of $4,500, $364 representing the full dollar value of the term portion of a Company paid premium for a split dollar life insurance policy and $5,110 representing the present value of the benefit of the non-term portion of that premium.

(7)(9) Mr. Davis' All Other Compensation for 1996 is comprised of Company matching contributions to its 401(k) plan of $4,500, $294 representing the full dollar value of the term portion of a Company paid premium for a split dollar life insurance policy and $4,750 representing the present value of the benefit of the non-term portion of that premium.

(8)(9) Mr. Wingerter's All Other Compensation is comprised of Company matching contributions to its 401(k) plan of $4,500, $216 representing the full dollar value of the term portion of a Company paid premium for a split dollar life insurance policy and $3,394 representing the present value of the benefit of the non-term portion of that premium.

   (9) The present value of the benefit of the non-term portion of the split dollar life insurance policies was determined by calculating the present value of interest at risk on future premiums to be paid by the Company, assuming an interest crediting rate of 8% plus the present value of past premiums paid by the Company, assuming an interest crediting rate of 8%. The present value of the benefit of the non-term portion of an additional split dollar life insurance policy for Robert L. Parker was determined by multiplying the following factors: the non-term portion of the premium, an assumed interest crediting rate of 8 percent, 11 years (which is the number of years at which point the cash surrender value exceeds the total of premiums paid by the Company) and 8 percent (net present value).

                    AGGREGATED OPTION/SAR EXERCISES IN 1996
                      AND YEAR-END 1996 OPTION/SAR VALUES

     The following table provides information on the Named Executive Officers' unexercised options at August 31, 1996. All options were granted under the 1994 Executive Stock Option Plan and all were exercisable at August 31, 1996. None of the Named Executive Officers exercised any options during 1996 and no stock appreciation rights have been granted since the inception of the 1994 Executive Stock Option Plan.

                                                 NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED                 IN-THE-MONEY
                                                    OPTIONS/SARS AT                    OPTIONS/SARS
                                                  AUGUST 31, 1996(#)             AT AUGUST 31, 1996($)(1)
                                             -----------------------------     -----------------------------
                  NAME                       EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-----------------------------------------    -----------     -------------     -----------     -------------
Robert L. Parker Jr......................      166,000             0            $ 415,000            0
Robert L. Parker.........................            0             0                    0            0
James W. Linn............................      124,000             0            $ 310,000            0
James J. Davis...........................       67,000             0            $ 167,500            0
Thomas L. Wingerter......................       67,000             0            $ 167,500            0

---------------
(1) The value per option is calculated by subtracting the exercise price of $4.50 from the $7.00 closing price of the Company's common stock on the New York Stock Exchange on August 31, 1996.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     During fiscal year 1996 the compensation committee of the board of directors was comprised of two outside directors, Mr. David Fist and Mr. R. Rudolph Reinfrank. The committee met two times during the year to establish, review and recommend the compensation policies and programs for officers and key employees.

COMPENSATION GUIDELINES

     The committee has established guidelines to attract, motivate and retain a talented executive team, whose performance is essential to the long-term maximization of the value of the stockholders' investments. In pursuit of this objective, the committee has set forth the following guidelines:

     (1) Attract and retain talented executive officers and key employees who have the ability to manage the Company in a manner that results in maximization of shareholder value and long-term growth. In this regard, the committee recommends base compensation that is comparable to those of peer companies with similar performance records.

     (2) Provide cash compensation commensurate to the executive officer's or key employee's individual contributions, level of responsibility and results in improving stockholder value.

     (3) Reward executive officers and key employees for exceptional performance with regard to the business performance of the Company.

     (4) Provide stock grants and/or stock options to motivate executive officers and other key employees toward effective management of the Company's operations that produces long-term profitability.

     The committee first reviewed the compensation tables of two peer companies:
Nabors Industries, Inc. and Helmerich & Payne, Inc. These two companies were chosen because they have land drilling operations most similar to the Company with respect to equipment, areas of operation and customer base. The committee compared the Company's cumulative stockholder returns to those of the two peer companies, as well as to the indices on the Company's performance graph. The compensation committee then reviewed the total cash compensation of executive officers and other key employees individually, and as a group, in regard to the Company's financial performance and compared this information to the total cash and stock-based compensation of the executive officers and key personnel of the two peer companies. In addition, each executive officer's and key employee's performance was reviewed by his or her immediate supervisor which was the basis of management's recommendations as to compensation adjustments considered by the committee. No specific formulas were used in determining executive officers' and key employees' compensation and some subjectivity was involved in the evaluation.

     The committee next addressed the issue of compensation for 1996, including that of the three new vice presidents heading the newly restructured international operations as a result of the retirement of Ronnie R. McKenzie. The committee concurred with the recommendation of senior management concerning the salary for these new vice presidents and that the remaining officers and key employees receive increases in salary not to exceed 5% based upon the recommendation of management and that bonuses would be equal to the previous year.

     In evaluating the equity participation of the executive officers and the key employees to their counterparts at the peer companies which had similar financial performance, the committee reviewed the individual contributions of said executive officers and key employees to the business under the above guidelines. After completing this evaluation process and taking into account the grants and options awarded recently, the committee concurred with management to make only one grant to a key employee for fiscal 1996 of 18,000 shares.

CHIEF EXECUTIVE OFFICER

     Robert L. Parker Jr. serves as the chief executive officer of the Company. The committee reviewed Mr. Parker's base salary, bonuses and participation in the 1991 Stock Grant Plan for fiscal years 1993, 1994 and 1995 and compared those remuneration figures with the total annual cash compensation figures for the chief executive officers of two peer companies. Mr. Parker's compensation was more than one of the chief executive officers in the peer group and was substantially less than the other chief executive officer in the peer group. In addition, the committee reviewed the financial performance and cumulative total return to stockholders of the two peer companies and compared those results to the financial performance and cumulative total return to stockholders of the Company. Through this analysis, the committee determined that the Company performed most similarly to the performance of the company whose chief executive officer's compensation package was more comparable to that of Mr. Parker's. Additionally, the Committee discussed Mr. Parker's personal performance over the past 12 months including new business developments and strategic planning, as well as his continued excellent reputation and contacts in the drilling industry. Based on its evaluation of these factors, the committee recommended that Mr. Parker's equity participation based on recent grants did not require further adjustment at this time.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code imposes, for 1995 and future years, a limitation on the deductibility of certain executive officer compensation in excess of $1,000,000 subject to certain performance-related exceptions. The compensation committee has not yet adopted a formal policy with respect to qualifying compensation paid to its executive officers for an exemption from the limitation on deductibility imposed by Section 162(m) of the Internal Revenue Code. The committee anticipates that all compensation paid to its executive officers during 1995 will qualify for deductibility because no executive's compensation is expected to exceed the dollar limitations of such provision. The Committee further noted that the stockholders' approval of the 1994 Executive Stock Option Plan would allow all stock options and SAR's awarded under the Plan to be deductible.

                                            THE COMPENSATION COMMITTEE

                                            Mr. David L. Fist, Chairman
                                            Mr. R. Rudolph Reinfrank

PERFORMANCE GRAPH

     The following performance graph compares cumulative total stockholder returns on the Company's common stock compared to the Standard and Poor's Mid-Cap 400 Index and a Peer Group Index consisting of Helmerich & Payne, Inc. and Pool Energy Services calculated at the end of each fiscal year, August 31, 1992 through August 31, 1996. The Standard and Poor's Mid-Cap 400 Index was used in lieu of the Standard & Poor 500 because the Company is a member of the S & P Mid-Cap 400 and the Peer Group Index was used in lieu of the Standard & Poor Oil & Gas Index because the latter index is no longer being published and because the peer companies have similar operations and size to the Company. The graph assumes $100 was invested on August 31, 1991 in the Company's common stock and in each of the referenced indices and assumes reinvestment of dividends.

      Measurement Period         Parker Drill-    S&P Midcap
    (Fiscal Year Covered)             ing             400         Peer Group*
1991                                       100             100             100
1992                                        80             108             100
1993                                        95             132             141
1994                                        72             135             106
1995                                        74             160             116
1996                                        92             176             153

SEVERANCE COMPENSATION AND CONSULTING AGREEMENTS

     During fiscal 1996, the Company retained outside counsel to review the severance agreements executed by the executive officers and key employees and to advise the Company with regard thereto. After conducting such review, outside counsel advised the Company that the change of control definition was subject to varying interpretations and should be amended in accord with industry practice. As a result of these recommendations, the Company requested that the signees of the existing severance agreements execute a waiver of any potential benefits under said existing severance agreements in consideration for the execution of a revised severance agreement.

     Each officer named in the Summary Compensation Table and nine additional officers of the Company entered into revised Severance Compensation and Consulting Agreements (the "Agreements") with the Company on or about September 30, 1996. Each Agreement has a six year term but is automatically extended on a year to year basis thereafter unless terminated or unless a change in control occurs, in which case the Agreements will remain in effect until no more benefits are payable thereunder.

     A change in control (as defined in the Agreements) shall be deemed to have occurred if (a) any Person, as such term is defined in Section 13(d)(3) or 14(d)(7) of the Securities Exchange Act of 1934 (the "34 Act") becomes the beneficial owner (as defined in Rule 13d-3 of the '34 Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then oustanding securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"), in either case, unless the board in office immediately prior to such acquisition determines in writing within five business days of the receipt of actual notice of such acquisition that the circumstances do not warrant the implementation of the provisions of the Agreements, or (b) individuals who, as of the beginning of any 24 month period, constitute the board (the "Incumbent Board") cease for any reason to constitute at least a majority of the board, providing that any individual becoming a director subsequent to the beginning of such period whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the '34 Act); or (c) consummation by the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all, or substantially all, of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or (d) (i) consummation of a complete liquidation or dissolution of the Company or (ii) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition. Notwithstanding any other provision of the Agreements, no change of control shall be deemed to have occurred for purposes of the Agreements after the date of the initial change of control pursuant to these provisions.

     After a change in control, if an officer is terminated other than for cause or resigns for good reason, the Agreements provide for a lump sum payment of three times the annual cash compensation, a one year consulting agreement at the officer's annual cash compensation and extended life and health benefits for four years.

     Cause is defined in each of the Agreements to include the officer's willful and continued failure substantially to perform his duties with the Company after a written demand for substantial performance is delivered to the officer by the Company's board of directors which specifically identifies the manner in which such board of directors believes that the officer has not substantially performed his duties or the officer's willful engagement in conduct materially and demonstrably injurious to the Company.

     Good reason, as defined in each of the Agreements, includes the assignment of duties inconsistent with, or any diminution of, the officer's position, duties, titles, offices, responsibilities or status with the Company immediately prior to a change in control of the Company; a reduction by the Company in the officer's base salary; any failure by the Company to continue in effect or the taking of any action which would adversely affect the officer's participation in any benefit plan, incentive or bonus plan or stock plans in which the officer is participating at the time of a Change in Control; a relocation of the executive offices or the officer's required relocation in excess of 35 miles from the present location; a substantial increase in business travel requirements; any material breach by the Company of any provision of the Agreements; any failure by the Company to obtain the assumption of the Agreements by any successor or assign of the Company; or any purported termination of the officer's employment which is not effected pursuant to the Agreements.

     Subsequent to the execution of the revised Agreements, there have been no events of Change of Control that would trigger the payment of any benefits under the Agreements in the event of the termination of employment of the signatories thereto.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. David L. Fist, a director of the Company and chairman of the compensation committee, is a lawyer with Rosenstein, Fist & Ringold, Tulsa, Oklahoma, a professional legal services corporation, which provides legal services for the Company. The fees paid by the Company to this firm constituted less than five percent of the firm's gross revenues during the latest fiscal year.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who beneficially own greater than 10 percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on a review of the forms it has received, the Company believes that during 1996 all Section 16 filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with by such persons with the exception that the filing regarding the grant of stock options to non-employee directors was 73 days late.

         PROPOSAL TWO -- AMEND RESTATED CERTIFICATE OF INCORPORATION TO
              INCREASE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

     The board of directors has unanimously approved and recommends that the stockholders approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock, $.16 2/3 par value, to 120,000,000 shares. The Company's Restated Certificate of Incorporation presently authorizes 70,000,000 shares of common stock, $.16 2/3 par value and 1,942,000 Preferred Stock, $1.00 par value.

     At the record date for the annual meeting, there were 65,338,975 shares of Common Stock outstanding and 4,160,497 shares reserved for issuance under the Company's Stock Grant Plans, 1994 Non-Employee Director Stock Option Plan, 1994 Executive Stock Option Plan and Stock Bonus Plan.

     There are 500,528 shares authorized but unissued and not reserved for issuance. Adoption of the proposed amendment will increase the number of shares of common stock which the Company is authorized to issue to 120,500,528. The issuance of additional shares other than as a stock dividend would cause a dilution of the relative ownership interest of present stockholders. The amendment will not, however, alter the par value of the common stock or the rights of stockholders as such.

     The primary purpose of the additional authorized shares is to provide limited equity financing for recent acquisitions of the Company. On September 14, 1996, the Company signed a definitive agreement to acquire the offshore contract drilling business of Energy Ventures, Inc. ("EVI"), primarily through the acquisition of the stock of its wholly owned subsidiary, Mallard Bay Drilling, Inc. ("Mallard Drilling"). Mallard Drilling is a worldwide drilling contractor with its principal barge and platform operations in the shallow coastal and offshore waters of the Gulf of Mexico and other barge, platform and land operations internationally. The purchase price for this acquisition was $338,000,000, of which $313,000,000 will be paid in cash, financed partially through the issuance of debt and partially by the issuance of $25,000,000 of Series D Preferred Stock ("Preferred Stock"), which has been specifically designated by the board of directors for this acquisition. The shares of the Preferred Stock will automatically convert into the number of common shares the value of which equals $25,000,000, based on the average closing price of the common stock over a two week period ending two days prior to closing of this acquisition, which is expected to be on or before November 30, 1996. Mr. Bernard Duroc-Danner, chairman of EVI has been asked to join Parker's board of directors subsequent to the closing and he has indicated his willingness to do so. At an average price of $7.00 per share of common stock, the conversion of the Preferred Stock would result in the issuance of 3,571,428 shares of common stock. If the Company fails to obtain approval from the stockholders for the authorization of additional shares of common stock by January 31, 1997, the Company is required to redeem the $25,000,000 of Preferred Stock plus pay a dividend of 8% accrued from the date of the closing of the acquisition.

     The additional authorized but unissued shares may be issued by the board of directors, without further action by the stockholders unless required by applicable laws, regulations or stock exchange requirements. The stockholders will have no preemptive rights with respect to such additional authorized but unissued shares. The Company has no agreements at this time for the issuance of any additional shares of common stock except as described in this proxy statement.

     The initial purpose for authorization of the additional shares is to provide equity capital to be used in connection with the current acquisitions The remaining shares may also be used for future acquisitions, stock splits, to retire debt, to fund capital expenditures or for other general corporate purposes, but are not being issued for the purpose of creating voting or other impediments to persons seeking to effect a hostile takeover of the Company. The issuance of additional shares of common stock could be used to deter a future tender or exchange offer and serve to insulate incumbent management from removal. The board of directors is not aware of any current proposals by any party to acquire control of the Company. The Company could also use the shares in connection with present and future employment benefits plans, although the Company has no plans to do so.

     An affirmative vote by the holders of a majority of the shares entitled to vote at the meeting is required for the adoption of this amendment. The board of directors recommends a vote FOR the approval of the proposed amendment.

             PROPOSAL THREE -- SELECTION OF INDEPENDENT ACCOUNTANTS

     The board of directors has unanimously selected Coopers & Lybrand L.L.P. as the independent accountants for the Company for its 1997 fiscal year subject to ratification or rejection by the stockholders at the annual meeting. A representative of Coopers & Lybrand L.L.P. will attend the forthcoming annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     A wholly owned subsidiary of the Company owned a five-story office building in Tulsa, Oklahoma, during 1996, the majority of which was leased to third parties. The subsidiary had a management agreement with Property Company of America Management, Inc. which provided for exclusive property management and leasing services. A vice president and principal of the management company is the brother-in-law of Robert L. Parker Jr. and son-in-law of Robert L. Parker. During fiscal year 1996, approximately $130,121 was paid to the management company for management and leasing commissions.

     On October 24, 1996, the closing of the sale of this office building occurred pursuant to a purchase and sale agreement with PCA Acquisitions, a division of Property Company of America. The net proceeds to the subsidiary from the sale were approximately $2,400,000. The purchase price was in excess of a previous offer received by the subsidiary from a third party, in addition to the fact that the property was sold "as is".

                                 *     *     *

     An insurance premium totaling $200,225 was paid by the Company during the last fiscal year to maintain a life insurance policy on Robert L. Parker, chairman of the Company. The Company is the beneficiary of this policy which was issued pursuant to a Stock Purchase Agreement ("Agreement") approved by vote of the stockholders at the 1975 Annual Meeting on December 10, 1975. This Agreement was entered into between the Company and the Robert L. Parker Trust and originally provided that upon the death of Robert L. Parker, the Company would be required, at the option of the trust, to purchase from the trust at a discounted price the amount of Parker common stock which could be purchased with the proceeds of the policy of $7,000,000. The Company and the trust have modified this agreement as of August 3, 1994, so that the Company will have the option, but not the obligation, to purchase the stock at a discounted price with the proceeds. The Company may now, at its option, retain the entire proceeds of the policy upon the death of Robert L. Parker.

     As a part of the agreement to terminate the option held by the trust and to grant the Company a limited option to purchase stock at a discounted price, the Company has also agreed to pay a premium of $655,019 annually for a split dollar last-to-die life insurance policy on Robert L. Parker Sr. and Mrs. Robert L. Parker. This agreement provides that upon the deaths of Mr. Parker and Mrs. Parker, the Company will be reimbursed by the Robert L. Parker Sr. and Catherine
M. Parker Family Trust from the proceeds of the policy for the full amount of the premiums paid by the Company, with interest to be paid after fiscal year 1999 at a one-year treasury bill rate. Robert L. Parker Sr. and the Company agreed during 1996 that the Company would surrender a $500,000 Executive Life policy on his life, and, in exchange for such surrender, the parties amended the foregoing agreement on October 15, 1996 to further defer the accrual of the interest on the above-described policy until March 2003. Robert L. Parker Jr., chief executive officer of the Company and son of Robert L. Parker Sr., will receive as a beneficiary of the trust, one-third of the net proceeds of this policy. The face value of the policy is $13,200,000.

                                 *     *     *

     As part of building business relationships and fostering closer ties to clients, companies traditionally host customers in a variety of activities. Over the years, Parker has found the most successful business development opportunities are providing customers with industry-related conferences and seminars, coupled with sporting and other outdoor activities.

     Robert L. Parker, chairman of the Company, through The Robert L. Parker, Sr. Family Limited Partnership (the "Limited Partnership") owns a 2,987 acre ranch near Kerrville, Texas, ("Cypress Springs Ranch") which the Limited Partnership makes available to the Company for customer retreats and forums and meetings for world-wide company management. The Cypress Springs Ranch provides lodging, conference facilities, sporting and other outdoor activities in conjunction with marketing and business purposes. The location of the ranch and its facilities help to attract a select group of oil and gas industry executives, including the chairmen and principal officers of major oil companies, and prominent national leaders who are provided the unique opportunity to meet annually and to actively participate in an exchange of ideas and discussion of current industry and world issues. Additionally, domestic and international drilling managers and other operations personnel representing major, independent and national oil company customers meet annually with company operations personnel for in-depth discussions on all phases of the industry and are afforded the opportunity to know one another on a personal basis. Robert L. Parker has a 50 percent general partnership interest and a 46.5 percent limited partnership interest in the Limited Partnership. The Limited Partnership also owns a 4,982 acre cattle ranch near Mazie, Oklahoma ("Mazie Ranch"), 40 miles from the corporate headquarters in Tulsa, Oklahoma. The Mazie Ranch is also used by the Company for outdoor activities by customers and is available to employees for outdoor activities and other family recreation.

     There is an understanding between the Company and the Limited Partnership that the Cypress Springs Ranch and the Mazie Ranch shall be available for Company use without limitation. In consideration for the availability and use of these facilities, the Company pays only the portion of the ranch operating expenses based on the Company's actual use of said facilities. The total amount of these operating expenses paid by the Company in fiscal year 1996 was approximately $133,686.

     Additionally, the Company uses a 1,380 acre ranch ("Camp Verde Ranch") owned by Robert L. Parker Jr., president and chief executive officer of the Company, which is near the Cypress Springs Ranch. The Camp Verde Ranch is used to provide additional facilities and lodging for business functions at Cypress Springs Ranch, for which the Company pays only that portion of the ranch operating expenses based on the actual use of these facilities. The total amount of these operating expenses paid by the Company in fiscal 1996 was approximately $30,067.

                                 OTHER MATTERS

MATTERS WHICH MAY COME BEFORE THE MEETING

     The board of directors does not intend to bring any other matters before the meeting, nor does the board of directors know of any matters which other persons intend to bring before the meeting. If, however, other matters not mentioned in this proxy statement properly come before the meeting, the persons named in the accompanying proxy card will vote thereon in accordance with the recommendation of the board of directors.

PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received at the Company's principal executive offices, 8 East Third Street, Tulsa, Oklahoma, 74103, on or before July 18, 1997.

                                            By order of the Board of Directors,

                                            /s/ LESLIE D. ROSENCUTTER

                                            LESLIE D. ROSENCUTTER
                                            Secretary

Tulsa, Oklahoma
November 8, 1996

ANNUAL REPORT

     The Company has provided to each person whose proxy is being solicited a copy of its 1996 Annual Report to Stockholders. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHO REQUESTS, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES THERETO) REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED AUGUST 31, 1996. Such requests should be directed to Mr. Tim Colwell, Public Relations Department, Parker Drilling Company, 8 East Third Street, Tulsa, Oklahoma 74103.

     Stockholders are invited to keep current on the Company's latest contracts, news releases and other developments throughout the year by way of the Internet. The Parker Drilling Company home page can be accessed by setting your World Wide Web browser to http://www.parkerdrilling.com for regularly updated information.

                           PARKER DRILLING COMPANY


         PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 18, 1996


         This Proxy is Solicited on Behalf of The Board of Directors

The undersigned hereby appoints ROBERT L. PARKER and LESLIE D. ROSENCUTTER, or either of them, as proxies and attorneys with several powers of substitution, hereby revoking any prior Proxy, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Parker Drilling Company, December 18, 1996, or at any adjournment(s) thereof, and thereat to vote all of the shares of Common Stock standing in the name of the undersigned upon the following matters:

 IF THE PROXY CARD IS SIGNED AND RETURNED TO THE COMPANY WITHOUT DIRECTION ON
             ANY MATTER, THE PROXY WILL BE VOTED IN FAVOR OF THE
                         PROPOSALS IN EACH SUCH CASE:


The Board of Directors recommends a Vote "FOR" Items 1, 2 and 3. [ ] WILL ATTEND

1.  ELECTION OF THREE DIRECTORS (CLASS 1), TO SERVE A TERM OF THREE YEARS

        [ ] FOR both nominees listed below    [ ] WITHHOLD AUTHORITY
            (except as marked to the              to vote for both nominees
             contrary below)                      listed

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

     James W. Linn              David L. Fist           R. Rudolph Reinfrank

2. PROPOSAL TO APPROVE an amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 70,000,000 to 120,000,000.

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

3. PROPOSAL TO RATIFY the selection of Coopers & Lybrand as independent accountants for the Company's 1996 fiscal year.

                     [ ] FOR    [ ] AGAINST     [ ] ABSTAIN

                              (See reverse side)

                PARKER PEOPLE EXCEED THE EXPECTED - WORLDWIDE.


That's the aim of every Parker Drilling employee wherever we serve customers in the world. In fact, that's what we call our company wide Quality Commitment Process - Exceed the Expected!

Perhaps it's drilling a wildcat in an area few humans have been, or bringing in a deep gas well in West Texas, Parker professionals team with our customers to solve some of the toughest drilling problems in the world.

Now we welcome the professionals from Mallard Drilling and Quail Tools to the Parker family.

Drilling engineering services, project management of operator's programs, specialized tool rentals and quality-driven land and offshore drilling. We're striving to exceed expectations - worldwide.

THE PROFESSIONALS FROM PARKER DRILLING.


                       YOU ARE CORDIALLY INVITED. . . .
                                to attend the
                        Annual Meeting of Stockholders
                  10 a.m. CST * Wednesday, December 18, 1996
                  Parker Building * Eight East Third Street
                                    Tulsa


                         (Continued from other side)


4. IN THEIR DISCRETION, the Proxies are authorized to vote upon such other and further business as may be brought before the meeting or any adjournments thereof.

THE UNDERSIGNED HAS RECEIVED THE NOTICE OF MEETING AND THE PROXY STATEMENT DATED NOVEMBER 8, 1996, AND THE ANNUAL REPORT TO STOCKHOLDERS FOR 1996.

                                        Dated:                            , 1996
                                              ----------------------------


                                        ----------------------------------------
                                        Signature


                                        ----------------------------------------
                                        Signature(s) exactly as your name
                                        appears hereon


                                        (Note: In the case of joint ownership,
                                        each such owner should sign. Executors,
                                        guardians, trustees, etc. should add
                                        their title as such and where more than
                                        one executor, etc., is named, a majority must sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer.)